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Pricing Supplement No. 3                                          Rule 424(b)(2)

Dated: March 26, 2002                                 Registration No. 333-47336

(To Prospectus dated October 16, 2000, and Prospectus Supplement dated February 28, 2001)

                             WELLS FARGO & COMPANY

                          Medium-Term Notes, Series C

                               Fixed Rate Notes

             Interest payable on the 29th of each January and July

Aggregate Principal Amount:     $500,000,000

Proceeds to Company:            $498,645,000

Date of Issue:                  4/3/02

Maturity Date:                  7/29/05

Interest Rate:                  4.80%

Agent:                          Lehman Brothers

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Other Terms:  CUSIP #94974BAQ3

The Notes will be delivered against payment on April 3, 2002, which will be after the third business day following the date the Notes were priced. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days after the date the securities are priced, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to April 3, 2002 may be required, by virtue of the fact that the Notes will settle on April 3, 2002 to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement; such purchasers should also consult their own advisers in this regard.
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